Bank of America 2Q13 Financial Results July 17, 2013

Forward-Looking Statements 2 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues and include statements regarding: the expectation that time to required funding will remain above two years’ coverage; estimates of the bank holding company and bank leverage ratios; expectations regarding long-term debt levels, including that long-term debt will continue to decline over the remainder of 2013 and 2014; expectations regarding declining funding costs; estimates of Basel 3 liquidity ratios; estimates regarding the future levels of quarterly net interest income; expectations regarding Legacy Assets & Servicing (LAS) cost levels; expectations regarding LAS employee and contractor levels; expectations regarding the amount and timing of cost savings the Company will have via Project New BAC; expectations regarding net charge-offs and future reserve releases; expectations regarding preferred dividends; expectations regarding future levels of mortgage production; expectations regarding the effective tax rate for 2013 and the impact of an additional U.K. corporate tax rate reduction; expectations regarding loans levels, including 60+ day delinquent loans; estimates of liability and range of possible loss for various representations and warranties claims; and other similar matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America's 2012 Annual Report on Form 10-K, and in any of Bank of America's subsequent SEC filings: the Company’s ability to obtain required approvals or consents from third parties with respect to the MSR sale agreements; the Company's resolution of remaining differences with the government-sponsored enterprise (GSE)s regarding representations and warranties repurchase claims, including in some cases with respect to mortgage insurance rescissions, and foreclosure delays; the Company's ability to resolve representations and warranties claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more of the monolines or private-label and other investors; that final court approval of negotiated settlements is not obtained; future representations and warranties losses occurring in excess of the Company’s recorded liability and estimated range of possible loss for GSE and non-GSE exposures; uncertainties about the financial stability of several countries in the European Union (EU), the increasing risk that those countries may default on their sovereign debt or exit the EU, and the related stresses on financial markets, the Euro and the EU and the Company’s direct and indirect exposures to such risks; the uncertainty regarding the timing and final substance of any capital or liquidity standards, including the final Basel 3 requirements and their implementation for U.S. banks through rulemaking by the Board of Governors of the Federal Reserve System (Federal Reserve), including anticipated requirements to hold higher levels of regulatory capital, liquidity and meet higher regulatory capital ratios as a result of final Basel 3 or other capital or liquidity standards; the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company’s businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company’s actions to mitigate such impacts; the Company's satisfaction of its borrower assistance programs under the global settlement agreement with federal agencies and state attorneys general (National Mortgage Settlement) and under the agreement with the Office of the Comptroller of the Currency (OCC) and Federal Reserve; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; the inherent uncertainty of litigation and, while litigation expense is expected to continue in future periods, it is expected to vary from period to period; unexpected claims, damages and fines resulting from pending or future litigation and regulatory proceedings; the Company’s ability to fully realize the cost savings and other anticipated benefits from Project New BAC, including in accordance with currently anticipated timeframes; potential tapering of the Federal Reserve Bank’s bond buying program; the impacts on the Company of a higher interest rate environment; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company’s fully phased-in Basel 3 estimates and the proposed supplementary leverage ratio are based on its current understanding of the Advanced Approach under the final Basel 3 rules, assuming all relevant regulatory model approvals except for the potential reduction to RWA resulting from the Comprehensive Risk Measure after one year. These estimates will evolve over time as the Company’s businesses change and as a result of further rulemaking or clarification by U.S. regulatory agencies. The final Basel 3 rules require approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the Company’s capital ratio would likely be adversely impacted, which in some cases could be significant. In addition to Basel 1 with Market Risk Final Rule capital ratios, these estimates assist management, investors and analysts in assessing capital adequacy and comparability under Basel 3 capital standards to other financial services companies. The Company continues to evaluate the potential impact of proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2013 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • Effective January 1, 2013, on a prospective basis, the Company adjusted the amount of capital being allocated to its business segments. The adjustment reflects a refinement to the prior-year methodology (economic capital) which focused solely on internal risk-based economic capital models. The refined methodology (allocated capital) now also considers the effect of regulatory capital requirements in addition to internal risk-based economic capital models. The Company 's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. The capital allocated to the Company 's business segments is currently referred to as allocated capital and, prior to January 1, 2013, was referred to as economic capital, both of which represent non-GAAP financial measures. Allocated capital in the Company 's business segments is subject to change over time. Important Presentation Information 3

Solid Progress on Core Strategy 4 • Financial foundation remains strong: – Continued to optimize the balance sheet, reduce debt and maintain significant liquidity – Further improved Basel 1 and Basel 3 Tier 1 common capital ratios – Redeemed $5.5B of preferred stock and repurchased $1.0B of common stock, or 80MM shares – Reduced expenses while investing in focused areas to drive growth • Driving business with the customers and clients we serve: – Consumer businesses regaining market share post-transformation  Solid mortgage originations  U.S. credit card balances have stabilized – Wealth management achieved record revenue and profitability – Commercial lending grew with new and existing clients – Investment banking and sales and trading platforms remain industry leaders

2Q13 Results 5 ____________________ 1 Amounts may not total due to rounding. 2 Fully taxable-equivalent (FTE) basis. Represents a non-GAAP financial measure. 3 Represents a non-GAAP financial measure. On a GAAP basis, net interest income; total revenue, net of interest expense; and income tax expense were $10.5B, $22.7B and $1.5B for 2Q13, respectively. For reconciliations of these measures to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. Net interest income 2, 3 $10.8 Noninterest income 12.2 Total revenue, net of interest expense 2, 3 22.9 Noninterest expense 16.0 Pre-tax, pre-provision earnings 2 6.9 Provision for credit losses 1.2 Income before income taxes 5.7 Income tax expense 2, 3 1.7 Net income $4.0 Diluted earnings per share $0.32 Average diluted common shares (in billions) 11.5 Summary Income Statement ($B except EPS) 1

Balance Sheet Highlights

$ in billions, except per share amounts; end of period balances except as noted	2Q13	Inc / (Dec) 1Q13	2Q12
Total assets	$2,123.3	($51.5)	($37.5)
Total loans and leases	921.6	10.0	29.3
Total deposits	1,080.8	(14.4)	45.6
Preferred stock	14.2	(4.5)	(4.5)
Tangible common shareholders' equity [1]	143.1	(1.5)	0.6
Tangible common equity ratio [1]	6.98 %	10 bps	15 bps
Common shareholders' equity	$216.8	($1.7)	($0.4)
Common equity ratio	10.21 %	16 bps	16 bps
Return on average common shareholders' equity	6.55	449	266
Return on average tangible common shareholders' equity [1]	9.88	676	393
Return on average assets	0.74	47	29
Tangible book value per common share [1]	$13.32	($0.04)	$0.10
Book value per common share	20.18	(0.01)	0.02
Outstanding common shares (in billions)	10.74	(0.08)	(0.03)

- Loans and leases were up $10B from 1Q13, driven by continued strength in commercial loan originations
- Ending deposits were down seasonally from 1Q13, however, average deposits increased $5B during 2Q13
- Redeemed $5.5B of high coupon preferred stock
- Returned approximately $1.0B of capital through 80MM common shares repurchased below tangible book value per share at an average price of $12.59; authorized to repurchase an additional $4.0B through 1Q14
- Tangible book value per share of $13.32 [1] was down slightly from 1Q13, as earnings and share repurchases mostly offset a $4.2B after-tax decline in accumulated other comprehensive income (AOCI)

[1] Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
6

Regulatory Capital

$ in billions	4Q12	Pro-forma 4Q12 [1,2]	1Q13	2Q13
Basel 1 [1]				
Tier 1 common capital	$133.4	*$133.4*	$136.1	$139.5
Risk-weighted assets	1,206.0	*1,284.8*	1,298.2	1,288.2
Tier 1 common ratio	11.06%	*10.38%*	10.49%	10.83%
Basel 3 (fully phased-in) [3]				
Tier 1 common capital	$128.6		$128.8	$125.8
Risk-weighted assets	1,390.9		1,353.6	1,310.4
Tier 1 common ratio	9.25%		9.52%	9.60%

Basel 3 Tier 1 Common Ratio [3]



10.5%
10.0%
9.5%
9.0%
8.5%
8.0%
9.52%
0.30%
0.29%
(0.32%)
(0.19%)
9.60%
1Q13
RWA reduction
Net income (excl. FVO/DVA)
AOCI impact
All other
2Q13

Basel 1 [1]

- Continued to grow Tier 1 common capital ratio to 10.83%, up 34bps from 1Q13 and 45bps from pro-forma 4Q12

Basel 3 [3]

- Estimated Tier 1 common capital ratio of 9.60%, up 8bps from 1Q13
- $43B RWA reduction driven by overall improvement in credit quality

Proposed Supplementary Leverage Ratio [4]

- In connection with the July 2013 proposed U.S. NPR, we estimate our bank holding company supplementary leverage ratio to be approximately 4.9% - 5.0% at 2Q13

[1] As of January 1, 2013, the Market Risk Final Rule became effective under Basel 1. The Market Risk Final Rule introduces new measures of market risk including a charge related to stressed Value-at-Risk (sVaR), an incremental risk charge and a comprehensive risk measure, as well as other technical modifications. Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C.
[2] Pro-forma 4Q12 Tier 1 common capital includes the estimated impact of the Market Risk Final Rule, an increase of approximately $78.8B of risk-weighted assets, as of 4Q12. Represents a non-GAAP financial measure.
[3] Based on the Advanced Approach under the final Basel 3 rules issued on July 2, 2013. Represents a non-GAAP financial measure. For important presentation information, see slide 3 and reconciliations on slide 23.
[4] The supplementary leverage ratio is calculated in accordance with the final Basel 3 rules and represents an average of the monthly ratios for the quarter of Tier 1 capital to the sum of on-balance sheet assets and off-balance sheet exposures, including, among other items, derivative and securities financing transactions.

Bank of America 7

Funding and Liquidity 8 $378 $380 $372 $372 $342 37 35 33 29 32 20 25 30 35 40 45 $0 $100 $200 $300 $400 2Q12 3Q12 4Q12 1Q13 2Q13 Parent company Bank subsidiaries Broker/dealers Time to Required Funding 225 211 206 209 200 77 76 70 71 62 $302 $287 $276 $280 $262 $0 $100 $200 $300 $400 2Q12 3Q12 4Q12 1Q13 2Q13 Parent company debt Other debt Global Excess Liquidity Sources ($B) and Time to Required Funding (months) 1, 2 • Long-term debt declined approximately $18B, as maturities continued to outpace issuances, resulting in reduced interest expense – Long-term debt expected to continue to decline over the remainder of 2013 and 2014 – Scheduled parent company debt maturities are $13B for the second half of 2013 and $39B in 2014 3 • Global Excess Liquidity Sources continued to be robust at $342B – Quarterly decline of $30B driven by expected seasonal deposit outflows, debt maturities and preferred stock redemptions, as well as a reduction in securities balance valuations in the bank – Parent company liquidity remained strong at $95B, down only $5B due to capital actions from subsidiaries – Time to Required Funding 2 increased to 32 months; expected to remain above two years coverage 1 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or broker/dealer subsidiaries are subject to certain regulatory restrictions. 2 Time to Required Funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 2Q12 through 2Q13, we have included in the amount of unsecured contractual obligations the $9.6B liability, including estimated costs, for settlements such as the previously announced BNY Mellon private-label securitization settlement. 3 Parent company debt maturities are defined as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation or Merrill Lynch & Co., Inc. Long-term Debt ($B)

Net Interest Income 9 • 2Q13 reported NII decreased modestly to $10.8B, while the net interest yield improved slightly from 1Q13 due to: Benefits from: – Reduction in long-term debt – Higher commercial loan balances – Positive impacts from market-related premium amortization expense – One additional interest accrual day Primarily offset by: – Lower consumer loan balances and yields – Less trading NII due to a reduction in balances and shift in composition • We continue to be asset sensitive with benefits to NII as rates move higher • Given the increase in rates during the quarter, we expect NII excluding market-related items to build over time from $10.4B at 2Q13 ____________________ 1 FTE basis. NII on a FTE basis represents a non-GAAP financial measure. On a GAAP basis, reported NII was $10.5B, $10.7B, $10.3B, $9.9B and $9.5B for 2Q13, 1Q13, 4Q12, 3Q12 and 2Q12, respectively. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 2 NII on a FTE basis excluding market-related items represents a non-GAAP financial measure. The difference between reported NII on a FTE basis and adjusted reflects market-related impacts of premium amortization expense and hedge ineffectiveness of $0.4B, $0.3B, $0.0B, $(0.3)B and $(0.5)B for 2Q13, 1Q13, 4Q12, 3Q12 and 2Q12, respectively. $9.8 $10.2 $10.6 $10.9 $10.8 2.21% 2.32% 2.35% 2.43% 2.44% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 2Q12 3Q12 4Q12 1Q13 2Q13 Net interest income Net interest yield $10.3 $10.5 $10.6 $10.6 $10.4 2.32% 2.39% 2.37% 2.37% 2.36% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 2Q12 3Q12 4Q12 1Q13 2Q13 Net interest income Net interest yield Reported Net Interest Income (NII) ($B) 1 NII Excluding Market-related Items ($B) 1, 2

13.4 13.8 13.2 0.9 2.6 2.6 2.3 1.0 2.2 0.5 $17.0 $19.5 $16.0 $0 $5 $10 $15 $20 2Q12 1Q13 2Q13 All Other Retirement-eligible costs LAS (excl. litigation) Litigation Expense Highlights ____________________ 1 Represents a non-GAAP financial measure. Excludes mortgage-related litigation expense of $215MM, $2.0B and $175MM in 2Q13, 1Q13 and 2Q12, respectively. 2 1Q13 included settlements associated with MBIA and RMBS litigation. • Continued success in lowering expenses, as New BAC remains on track and LAS initiatives are slightly ahead of schedule • Total expenses declined $3.5B from 1Q13 – Litigation expense declined $1.7B to $0.5B, as 1Q13 included notable settlement costs 2 – LAS expense, excluding mortgage-related litigation, of $2.3B declined approximately $0.25B  Given the progress made, we expect 4Q13 LAS expense, excluding litigation, to be below $2.0B, a modest improvement from our previous estimate of $2.1B – Annual retirement-eligible compensation costs of $0.9B were recorded in 1Q13 – All other expense decline of $0.6B was primarily driven by lower incentive compensation and New BAC efforts • FTE employees were down 5.6K, or 2.1%, from 1Q13, primarily due to reductions in LAS and staff associated with consumer delivery network optimization Noninterest Expense ($B) Full-time Equivalent Employees (000’s) 10 1 233.7 227.3 225.5 41.8 35.5 31.7 275.5 262.8 257.2 0 50 100 150 200 250 300 2Q12 1Q13 2Q13 FTEs (excluding LAS) LAS FTEs

Asset Quality Trends Continued to Improve 11 • Net charge-off and delinquency trends continue to be positive • Improvement in our consumer real estate portfolio drove a 16% decline in net charge-offs from 1Q13, to $2.1B at 2Q13 • Residential mortgage and home equity losses improved 29% from 1Q13 and 54% from 2Q12 • Total net charge-off ratio was 0.94% in 2Q13; below 1% for the first time since 2006 • Reserve coverage levels remain strong, with allowance to net charge-offs improving to 2.51x 1 – 2Q13 included a reserve release of $0.9B, of which $0.3B was associated with the purchased-credit impaired portfolio • Given improving trend in delinquencies and other metrics, we expect net charge-offs to come in below $2.0B in 3Q13 ____________________ 1 Net charge-offs for 2Q13 and 1Q13 exclude write-offs of consumer PCI loans of $313MM and $839MM. There were no write-offs of consumer PCI loans in 2Q12. Allowance/annualized net charge-offs and PCI write-offs were 2.18x and 1.65x for 2Q13 and 1Q13. The allowance (excluding PCI loans)/annualized net charge-offs were 2.04x, 1.76x and 1.46x for 2Q13, 1Q13 and 2Q12, respectively, which excludes valuation allowance on purchased credit-impaired loans of $3.9B, $4.5B and $9.0B at 2Q13, 1Q13 and 2Q12, respectively. Net Charge-offs and Provision for Credit Losses ($B) $3.6 $2.5 $2.1 $1.8 $1.7 $1.2 $0 $1 $2 $3 $4 $5 2Q12 1Q13 2Q13 Net charge-offs Provision for credit losses 1 Allowance for Loans and Leases ($B) $30.3 $22.4 $21.2 2.08x 2.20x 2.51x 0x 1x 2x 3x 4x 5x $0 $5 $10 $15 $20 $25 $30 $35 2Q12 1Q13 2Q13 T h o u s a n d s Allowance for loans and leases Allowance / annualized net charge-offs 1

Consumer & Business Banking (CBB) [1]

$ in millions	2Q13	Inc/(Dec) 1Q13	Inc/(Dec) 2Q12
Net interest income [2]	$5,034	$21	$156
Noninterest income	2,400	1	(217)
Total revenue, net of interest expense [2]	7,434	22	(61)
Provision for credit losses	967	15	(190)
Noninterest expense	4,183	13	(237)
Income tax expense [2]	892	41	182
Net income	$1,392	($47)	$184

Key Indicators ($ in billions)	2Q13	1Q13	2Q12
Average deposits	$522.3	$502.5	$474.3
Average loans and leases	163.6	165.8	173.6
Client brokerage assets	84.2	82.6	72.2
Rate paid on deposits	0.12 %	0.13 %	0.19 %
Mobile banking customers (MM)	13.2	12.6	10.3
Number of banking centers	5,328	5,389	5,594
Credit card purchase volumes	$58.2	$52.2	$54.4
Debit card purchase volumes	67.7	64.6	65.0
Return on average allocated capital [3]	18.6 %	19.5 %	-

- Recorded net income of $1.4B, down modestly from prior quarter, but up 15% from prior year on expense and credit cost improvements
- Customer activity was highlighted by:
  - Increase in average deposit balances of $8.9B from 1Q13, excluding $10.9B of transfers from GWIM
  - Average loans reflect stabilized card balances and growth in auto lending
    - Ending U.S. credit card balances grew $0.5B from 1Q13
  - Extended small business loans and commitments of approximately $2.8B in 2Q13, a 24% increase over 2Q12
  - U.S. consumer credit card retail spend per average active account increased 9% from 2Q12
  - Client brokerage assets increased 17% from 2Q12, driven by account flows and market growth
- We continue to optimize the delivery network
  - Customers increasing usage of self-service channels
    - Mobile Banking users are up 28% from 2Q12
    - 4% of all checks, or 11.7MM, now deposited utilizing Mobile Check Deposits (capability launched in mid 2012)
  - Banking centers of 5,328 were reduced by 266 from 2Q12

[1] During 2Q13, consumer Dealer Financial Services results were moved to CBB from Global Banking and prior periods were reclassified to conform to current period presentation.
[2] FTE basis.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
12

$ in millions Net interest income 2 $344 ($3) 14$ Noninterest income 660 27 (135) Total revenue, net of interest expense 2 1,004 24 (121) Provision for credit losses 64 (28) 99 Noninterest expense 863 50 72 Income tax expense 2 30 2 (106) Net income $47 $- ($186) Key Indicators ($ in billions) Average loans and leases $46.9 $47.2 $50.6 Total Corporation home loan originations: First mortgage 25.3 23.9 18.0 Home equity 1.5 1.1 0.9 Total CRES core production revenue 3 0.9 0.8 0.9 1Q13 2Q12 Inc/(Dec) 2Q13 1Q13 2Q12 2Q13 Consumer Real Estate Services (CRES) 1 : Home Loans 13 • Total Corporation first-lien retail mortgage originations increased 6% from 1Q13, to $25.3B – Direct-to-retail market share grew to an estimated 5.2% from 4.9% in the prior quarter • While first-lien mortgage production increased from 1Q13 and 2Q12, we experienced industry-wide margin compression which impacted core production revenue – Slowdown in production is expected as the mortgage pipeline came down 5% from 1Q13 • Provision expense was favorable by $28M from 1Q13, driven by continued portfolio improvements and higher home prices • Expenses increased from 1Q13 as we increased our fulfillment capacity and employed more mortgage loan officers, primarily in the banking centers ____________________ 1 CRES includes Home Loans and Legacy Assets & Servicing. 2 FTE basis. 3 Includes core production revenue from Home Loans and Legacy Assets & Servicing. $18.0 $20.3 $21.5 $23.9 $25.3 $0.90 $0.94 $0.99 $0.82 $0.86 $0.0 $0.4 $0.8 $1.2 $1.6 $2.0 $0 $10 $20 $30 2Q12 3Q12 4Q12 1Q13 2Q13 Th o u sa n d s Retail Core production revenue CRES First Mortgage Production ($B) 3

$ in millions Net interest income 2 $355 ($41) ($28) Noninterest income 756 (180) (265) Total revenue, net of interest expense 2 1,111 (221) (293) Provision for credit losses 227 (16) 5 Noninterest expense 2,531 (2,062) (202) Income tax benefit 2 (663) 637 (89) Net loss ($984) $1,220 ($7) Key Indicators ($ in billions) Average loans and leases $43.2 $45.7 $54.9 MSR, end of period (EOP) 5.8 5.8 5.7 Capitalized MSR (bps) 77 61 47 Serviced for investors (EOP, in trillions) 0.8 0.9 1.2 Servicing income 0.7 0.9 1.3 Total servicing portfolio (# loans in mm) 5.3 6.4 8.4 2Q13 1Q13 2Q12 Inc/(Dec) 2Q13 1Q13 2Q12 CRES 1 : Legacy Assets & Servicing 14 • Net loss of $1.0B improved from 1Q13 as a result of lower litigation (1Q13 included settlements for MBIA and RMBS litigation) and operating costs, which more than offset a decline in revenue • Revenue declined $0.2B from 1Q13, driven by reduced servicing income on a smaller servicing portfolio and less favorable MSR hedged performance, partially offset by a higher sales volume of loans that had returned to performing status • 60+ day delinquent loans, which peaked at 1.4MM in 4Q10, are down to 492K and are expected to be less than 375K by year-end • LAS employees declined for the third straight quarter to 37.9K • LAS expense, excluding litigation, of $2.3B in 2Q13 compared to a peak of $3.1B in 4Q12; expect 4Q13 to be below $2.0B 3 ____________________ 1 CRES includes Home Loans and Legacy Assets & Servicing. 2 FTE basis. 3 Represents a non-GAAP financial measure. Excludes mortgage-related litigation expense of $215MM and $672MM in 2Q13 and 4Q12. Also excludes $1.1B provision for IFR acceleration agreement in 4Q12. 1.1 0.9 0.8 0.7 0.5 0.0 0.5 1.0 1.5 2Q12 3Q12 4Q12 1Q13 2Q13 60+ day delinquent loans (# loans in MM) 41.8 41.5 38.6 35.5 31.7 16.3 16.9 11.0 7.4 6.2 58.1 58.4 49.6 42.9 37.9 0 10 20 30 40 50 60 2Q12 3Q12 4Q12 1Q13 2Q13 LAS FTEs Other FTEs supporting LAS (contractors) LAS Employees (000’s)

Global Wealth & Investment Management (GWIM) 15 ____________________ 1 FTE basis. 2 Includes Financial Advisors in the Consumer & Business Banking segment of 1,587, 1,591 and 1,383 at 2Q13, 1Q13 and 2Q12, respectively. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. $ in millions Net interest income 1 $1,505 ($91) $112 Noninterest income 2,994 169 293 Total revenue, net of interest expense 1 4,499 78 405 Provision for credit losses (15) (37) (62) Noninterest expense 3,272 19 95 Income tax expense 1 484 58 162 Net income $758 $38 $210 Key Indicators ($ in billions) Liquidity AUM flows ($0.7) ($2.2) ($0.1) Long-term AUM flows 7.7 20.4 3.8 Financial advisors (in thousands) 2 15.8 16.1 16.8 Pre-tax margin 27.6% 25.9% 21.2 % Return on average allocated capital 3 30.6 29.4 - Inc/(Dec) 2Q13 2Q13 1Q13 2Q12 1Q13 2Q12 1,059 1,085 1,079 1,137 1,121 667 693 698 745 744 237 244 266 240 235 104 106 109 110 115 $2,067 $2,128 $2,152 $2,232 $2,215 $400 $800 $1,200 $1,600 $2,000 $2,400 2Q12 3Q12 4Q12 1Q13 2Q13 Other Client Balances Assets Under Management Client Deposits Loans and Leases Total Client Balances ($B, EOP) • Record quarter with net income of $0.8B and a pre-tax margin of 27.6%, driven by strong revenue performance and improved credit costs • Asset management fees of $1.7B increased $0.1B, or 7%, from 1Q13 due to improved market conditions and long-term AUM flows • Noninterest expense increased slightly, driven by volume-related expenses • Long-term AUM flows of $8B, double 2Q12 levels • Ending loans grew by $5B, or 4%, from 1Q13, driven by securities-based lending and residential mortgage • Ending deposit balances declined from 1Q13, driven by seasonal tax outflows

Global Banking 1 16 ____________________ 1 During 2Q13, consumer Dealer Financial Services results were moved from Global Banking to CBB and prior periods were reclassified to conform to current period presentation. 2 FTE basis. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 4 Ranking per Dealogic as of July 1, 2013. • [ Bullets to come ] • Solid earnings from higher net interest income due to strong loan growth, and near record investment banking fees • Maintained strong #2 ranking globally in net IB fees 4 • Corporation-wide IB fees of $1.6B (excluding self-led) increased $21MM from 1Q13, and $410MM, or 36%, from 2Q12; increase from 2Q12 driven by higher debt and equity underwriting fees • Credit quality strength remains stable • Average loans and leases increased $11.6B from 1Q13 and $36.2B from 2Q12, driven by growth primarily in commercial & industrial and commercial real estate – Balances from international regions increased $6.7B, or 11%, compared to 1Q13 and $15.7B, or 29%, compared to 2Q12 $220 $221 $232 $244 $256 $0 $100 $200 $300 2Q12 3Q12 4Q12 1Q13 2Q13 Commercial & Industrial Commercial Real Estate Commercial Lease Financing Average Loans and Leases ($B) $ in millions 2Q13 1Q13 2Q12 Net interest income 2 $2,252 $92 $312 Noninterest income 1,887 17 (81) Total revenue, net of interest expense 2 4,139 109 231 Provision for credit losses 163 14 315 Noninterest expense 1,859 22 (108) Income tax expense 2 826 66 51 Net income $1,291 $7 ($27) Key Indicators ($ in billions) 2Q13 1Q13 2Q12 Average loans and leases $255.7 $244.1 $219.5 Average deposits 227.7 221.1 213.9 Business Lending revenue 1.9 1.8 1.7 Treasury Services revenue 1.4 1.4 1.4 Return on average allocated capital 3 22.5% 22.7% - Net charge-off ratio 0.12 0.12 0.23 % Reservable criticized $10.6 $10.3 $14.8 Nonperforming assets 1.1 1.6 3.3 Corporation-wide IB Fees 2Q13 1Q13 2Q12 Advisory $262 $257 $340 Debt 987 1,022 646 Equity 356 323 192 Gross IB fees (incl. self-led) 1,605 1,602 1,178 Self-led (49) (67) (32) Net IB fees (excl. self-led) $1,556 $1,535 $1,146 Gross IB fees by region U.S. / Canada 81% 80% 82 % International 19 20 18 Inc/(Dec)

Global Markets

$ in millions	2Q13	Inc/(Dec) 1Q13	2Q12
Net interest income [1]	$1,013	($96)	$292
Noninterest income (excl. DVA) [2]	3,138	(677)	125
Total revenue (excl. DVA) [2,3]	4,151	(773)	417
DVA	38	93	194
Total revenue, net of interest expense [1]	4,189	(680)	611
Provision for credit losses	(16)	(21)	(15)
Noninterest expense	2,769	(304)	(86)
Income tax expense [1]	477	(145)	250
Net income	$959	($210)	$462
Net income (excl. DVA) [2]	935	(269)	340

Key Indicators ($ in billions)	2Q13	1Q13	2Q12
Average trading-related assets	$491.0	$504.3	$459.9
IB fees	0.7	0.7	0.4
Sales and trading revenue	3.5	4.1	3.2
Sales and trading revenue (excl. DVA) [4]	3.5	4.2	3.3
FICC (excl. DVA) [4]	2.3	3.0	2.6
Equities (excl. DVA) [4]	1.2	1.1	0.8
Average VaR ($ in MM) [5]	69	80	63
Return on average allocated capital [6]	12.9%	15.8%	-

- Revenue and earnings reflect solid improvement from 2Q12 and a decline from 1Q13
- Excluding DVA [4], sales and trading revenue of $3.5B decreased $0.7B, or 17%, from 1Q13; and increased $0.1B, or 4%, from 2Q12
  - FICC revenue (excl. DVA) [4] of $2.3B decreased $0.3B compared to 2Q12 and $0.7B compared to 1Q13, as market conditions became more challenging toward the end of the quarter
  - Equities revenue (excl. DVA) [4] of $1.2B increased $0.4B compared to 2Q12 and $45MM compared to 1Q13, largely driven by market share gains in cash equities, improved performance in equity derivatives, as well as increased financing activity
- Noninterest expense decreased $86MM, or 3%, from 2Q12 due to lower operating costs; and decreased $0.3B, or 10%, from 1Q13, primarily driven by lower incentive compensation

[1] FTE basis.
[2] Represents a non-GAAP financial measure. Net DVA results were gains of $38MM, and losses of $55MM and $156MM in 2Q13, 1Q13 and 2Q13, respectively.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] For this presentation, sales and trading revenue excludes DVA gains/losses which represents a non-GAAP financial measure. Net DVA gains included in fixed income, currency and commodities revenue were $33 million, losses of $65 million and $137 million for 2Q13, 1Q13 and 2Q12, respectively. Net DVA gains included in equities revenue were $5 million, $10 million and losses of $19 million for 2Q13, 1Q13 and 2Q12, respectively.
[5] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level.
[6] Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
17

• Net income of $864MM increased $2.4B from 3Q12 driven by the tax benefit from recognition of foreign tax credits, and $0.8B lower negative FVO adjustments on structured liabilities related to improvements in our own credit spreads • Results were impacted by the following selected items ____________________ 1 All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole- loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, gains/losses on structured liabilities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Equity Investments include Global Principal Investments, strategic and certain other investments. All Other includes certain residential mortgage loans that are managed by LAS. 2 FTE basis. $ in millions Total revenue, net of interest expense 2 $573 $209 ($25) Provision for credit losses (179) (429) (714) Noninterest expense 541 (1,220) (564) Income tax benefit 2 (338) 337 340 Net income $549 $1,521 $913 Key Indicators ($ in billions) Average loans and l ases $238.9 $244.6 $263.6 Average deposits 33.8 35.5 43.7 Book value of Global Principal Investments 2.2 2.8 4.1 Total BAC equity investment exposure 14.3 15.0 15.8 2Q13 1Q13 2Q12 2Q13 1Q13 2Q12 Inc/(Dec) $ in milli ns 4Q12 3Q12 4Q11 FVO on structured liabilities ($442) ($1,289) ($814) Equity investment income 570 172 3,136 Gains on sales of debt securities 116 328 1,101 Payment protecti n insurance provision 3 (225) (267) - (110) (25) 1,200 Gains (losses) on debt repurchases and exchanges of trust preferred securities 18 • Net income improvement from 1Q13 was driven by securities gains, the absence of the 1Q13 annual retirement-eligible compensation costs and a decrease in the provision for credit losses • Revenue was impacted by the following selected items: • Provision for credit losses declined $0.4B from 1Q13 resulting from improvements in the residential mortgage and non-U.S. credit card portfolios • Noninterest expense decreased $1.2B from 1Q13 on lower incentive compensation driven by the annual retirement-eligible compensation costs in 1Q13 of $0.9B; $0.6B decline from 2Q12, driven by lower litigation costs All Other 1 $ in illions FVO on structured liabilities $10 ($90) ($62) Equity investment income 576 520 (36) G ins o sales of debt securities 452 67 354 - - 505 Gains on liability management actions 2Q13 Q13 2Q12

Appendix

Results by Business Segment

$ in millions	2Q13 Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1,2]	**$10,771**	$5,034	$699	$1,505	$2,252	$1,013	$268
Card income	**1,469**	1,186	-	70	101	31	81
Service charges	**1,837**	1,035	1	21	701	79	-
Investment and brokerage services	**3,143**	55	-	2,441	29	549	69
Investment banking income (loss)	**1,556**	1	(2)	143	792	668	(46)
Equity investment income	**680**	38	-	3	2	61	576
Trading account profits (losses)	**1,938**	-	(1)	41	19	1,848	31
Mortgage banking income (loss)	**1,178**	-	1,411	4	-	2	(239)
Gains on sales of debt securities	**457**	-	1	-	-	4	452
All other income (loss)	**(80)**	85	6	271	243	(66)	(619)
Total noninterest income	**12,178**	2,400	1,416	2,994	1,887	3,176	305
Total revenue, net of interest expense [1,2]	**22,949**	7,434	2,115	4,499	4,139	4,189	573
Total noninterest expense	**16,018**	4,183	3,394	3,272	1,859	2,769	541
Pre-tax, pre-provision earnings (loss) [1]	**6,931**	3,251	(1,279)	1,227	2,280	1,420	32
Provision for credit losses	**1,211**	967	291	(15)	163	(16)	(179)
Income (loss) before income taxes	**5,720**	2,284	(1,570)	1,242	2,117	1,436	211
Income tax expense (benefit) [1,2]	**1,708**	892	(633)	484	826	477	(338)
Net income (loss)	**$4,012**	$1,392	($937)	$758	$1,291	$959	$549

[1] FTE basis. FTE basis for the Total Corporation and pre-tax, pre-provision earnings are non-GAAP financial measures.
[2] For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
20

Representations and Warranties Exposure [1] (2004-2008 vintages)

New Claim Trends (UPB)

$ in millions	2Q12	3Q12	4Q12	1Q13	2Q13	Mix [2]
Pre 2005	$117	$73	$79	$29	$49	2 %
2005	619	393	307	220	59	8
2006	3,768	1,485	1,566	737	476	34
2007	2,752	2,135	1,830	693	618	42
2008	412	701	490	40	52	10
Post 2008	545	196	189	129	77	4
New Claims	$8,213	$4,983	$4,461	$1,848	$1,331	
% GSEs	53 %	54 %	57 %	22 %	40 %	
Rescinded claims	$876	$1,877	$1,131	$409	$1,381	
Approved repurchases	704	322	468	311	364	

Outstanding Claims by Counterparty (UPB)

$ in millions	2Q12	3Q12	4Q12	1Q13	2Q13
GSEs	$10,936	$12,274	$13,530	$1,138	$1,120
Private	8,641	10,559	12,299	13,509	13,986
Monolines	3,128	2,629	2,449	2,488	1,542
Total	$22,705	$25,462	$28,278	$17,135	$16,648

4Q12 GSE claims included $12.2B associated with the January 2013 FNMA settlement

1Q13 monoline claims included $945MM associated with the May 2013 MBIA settlement

Reserves Established (Balances Shown for 2004-2008 Originations) ($B)

Counterparty	Original Balance	Outstanding Balance	Have Paid	Reserves Established [3,4]	Commentary [3,5]
GSE - FHLMC (CFC)	$196	$56			FHLMC Agreement
GSE - FNMA (LCHL and LBAC)	824	202			FNMA Agreement
GSE All Other	98	25			Reserves established; Included in RPL
Second-lien monoline	81	11			Completed agreements with Assured, Syncora and MBIA
Whole loans sold	55	12			Reserves established
Private label (CFC issued)	409	117			BNY Mellon settlement pending court approval
Private label (non CFC bank issued)	242	49			Reserves established; Included in RPL
Private label (3rd party issued)	176	48			Reserves established; Included in RPL
	$2,081	$520	$21.7	$14.0	

[1] Exposures identified above relate only to repurchase claims associated with purported representations and warranties breaches. They do not include any exposures associated with related litigation matters; separate foreclosure costs and related costs and assessments; or possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA. If adverse to us, the aforementioned items could have a material adverse effect on our financial results in future periods.

[2] Mix for new claim trends is calculated based on last four quarters.

[3] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, and a variety of judgmental factors.

[4] Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at June 30, 2013, unchanged from March 31, 2013. Following the FNMA settlement, the remaining RPL covers principally non-GSE exposures.

[5] Refer to pages 57-59 of Bank of America's 2012 Form 10-K on file with SEC for additional disclosures.

Bank of America

21

Home Loans Asset Quality Key Indicators

$ in millions	Residential Mortgage[1]				Home Equity			
	2Q13		1Q13		2Q13		1Q13	
	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired	As Reported	Excluding Purchased Credit-impaired
Loans end of period	$253,959	$143,474	$256,804	$143,944	$100,011	$92,580	$103,338	$95,581
Loans average	256,224	146,284	257,610	146,019	101,708	94,157	105,939	97,881
Net charge-offs[2]	$271	$271	$383	$383	$486	$486	$684	$684
% of average loans	0.43 %	0.74 %	0.60 %	1.06 %	1.92 %	2.07 %	2.62 %	2.83 %
Allowance for loan losses	$6,071	$3,677	$6,731	$3,927	$6,325	$4,794	$6,707	$5,021
% of loans	2.39 %	2.56 %	2.62 %	2.73 %	6.32 %	5.18 %	6.50 %	5.25 %
Average refreshed (C)LTV[3]		73		75		78		79
90%+ refreshed (C)LTV[3]		23 %		26 %		35 %		37 %
Average refreshed FICO		721		718		744		744
% below 620 FICO		13 %		14 %		8 %		8 %

[1] Excludes FVO loans.
[2] 2Q13 and 1Q13 exclude write-offs of consumer PCI loans of $203MM and $94MM related to residential mortgage and $110MM and $745MM related to home equity. 2Q13 and 1Q13 net charge-off ratios including the PCI write-offs for residential mortgage were 0.74% and 0.75%, and for home equity were 2.35% and 5.47%.
[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America

22

Basel 1 to Basel 3 (Fully Phased-in) 1, 2, 3 23 ____________________ 1 Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C. For important presentation information, see slide 3. 2 Basel 1 includes the Market Risk Final Rule at June 30, 2013 and March 31, 2013. At December 31, 2012, Basel 1 did not include the Market Risk Final Rule. 3 Basel 3 (fully phased-in) estimates based on the Advanced Approach under final Basel 3 rules, issued on July 2, 2013. $ in millions Regulatory Capital – Basel 1 to Basel 3 (fully phased-in) Basel 1 Tier 1 capital $156,689 $158,677 $155,461 Deduction of qualifying preferred stock and trust preferred securities (17,170) (22,558) (22,058) Basel 1 Tier 1 common capital $139,519 $136,119 $133,403 Deduction of defined benefit pension assets (787) (776) (737) Change in DTA and other threshold deductions (DTA temporary differences, MSRs and significant investments) (6,761) (4,501) (3,020) Change in all other deductions, net (6,125) (2,032) (1,020) Basel 3 (fully phased-in) Tier 1 common capital $125,846 $128,810 $128,626 Risk-weighted Assets – Basel 1 to Basel 3 (fully phased-in) Basel 1 risk-weighted assets $1,288,159 $1,298,187 $1,205,976 Net change in credit and other risk-weighted assets 22,276 55,454 103,085 Increase due to Market Risk Final Rule - - 81,811 Basel 3 (fully phased-in) risk-weighted assets $1,310,435 $1,353,641 $1,390,872 Tier 1 Common Capital Ratios Basel 1 10.83% 10.49% 11.06 % Basel 3 (fully phased-in) 9.60 9.52 9.25 December 31, 2012 March 31, 2013 June 30, 2013